Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Knight Therapeutics Inc.

Address of Joint Filer:	3400 de Maisonneuve W. Suite 1055, Montréal, Quebec H3Z 3B8

Relationship of Joint Filer to Issuer:	10% Beneficial Owner

Issuer Name and Ticker or Trading Symbol:	60 DEGREES PHARMACEUTICAL, INC. [SXTP]

Date of Event Requiring Statement:	July 11, 2023

Designated Filer:	Knight Therapeutics Inc.

Signature:

KNIGHT THERAPEUTICS INC.

By:	/s/ Samira Sakhia
Name: Samira Sakhia
Title: President and Chief Executive Officer

Date: December____, 2023

Name of Joint Filer:	Knight Therapeutics International S.A.

Address of Joint Filer:	Dr. Luis Bonavita 1294, of. 2004, Montevideo, Uruguay

Relationship of Joint Filer to Issuer:	10% Beneficial Owner

Issuer Name and Ticker or Trading Symbol:	60 DEGREES PHARMACEUTICAL, INC. [SXTP]

Date of Event Requiring Statement:	July 11, 2023

Designated Filer:	Knight Therapeutics Inc.

Signature:

KNIGHT THERAPEUTICS INTERNATIONAL S.A.

By:	/s/ Arvind Utchanah
Name: Arvind Utchanah
Title: President of the Board of Directors

Date: December____, 2023